EXHIBIT 10.35

                            INDEMNIFICATION AGREEMENT

                  THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this 22nd day of November, 2002, by and between CRONOS CONTAINERS S.R.L., a company incorporated in Italy ("Employer"), and Nico Sciacovelli ("Indemnitee"). Certain capitalized terms are used in this Agreement as specifically defined in Section 7.

In consideration of the premises and the covenants contained herein, the Employer and Indemnitee do hereby covenant and agree as follows:

1.       Services by Indemnitee.

         1.1 Indemnitee currently serves as a director of Employer. Indemnitee also serves as an officer and/or director of the following affiliates of Employer: Cronos Container Leasing GmbH, a German corporation, Cronos Containers (Scandinavia) AB, a Swedish corporation, and Intermodal Leasing AB, a Swedish corporation (said affiliates referred to hereinafter as the "Affiliates").

         1.2 In consideration of the continued employment and rendition of services by Indemnitee, Employer shall provide indemnification to Indemnitee on the terms and conditions set forth herein, with respect to any services rendered by Indemnitee to the Company. For purposes of this Agreement, the term "Company" shall refer to Employer, the Affiliates, and to each company, entity, or enterprise affiliated with Employer, with respect to which, at the request of the Board of Directors or Chief Executive Officer of Employer, Indemnitee serves as a director, officer, or fiduciary.

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EXHIBIT 10.35

2.       Indemnification and Advances.

         2.1 The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within fifteen days after the receipt by the Company of a request therefor, accompanied or preceded by reasonable evidence of such Expenses and by an undertaking to repay all Expenses advanced to the extent Indemnitee shall be adjudicated, or determined pursuant to Section 3.2 or 3.3, to be not entitled to indemnification therefor (which undertaking shall be accepted by the Company without reference to Indemnitee's financial ability to repay any such advances).

              2.2 Except as specifically provided in Sections 3.1, 3.2 and 3.3, within 60 days after receipt of a request therefor the Company shall indemnify Indemnitee to the full extent permitted by law against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with any Proceeding or any claim, issue or matter therein. A request for indemnification shall be accompanied by reasonable evidence of the amount for which indemnification is requested, and shall indicate a choice of Independent Counsel, if any, to make any determination pursuant to Section 3.3.

         2.3 Notwithstanding any other provision of this Agreement, Indemnitee shall be indemnified against all Expenses attributable to any Proceeding (or any claim, issue or matter relating thereto) which was adjudicated or determined by a court or other body of competent jurisdiction or authority, on the merits or otherwise, in Indemnitee's favor or which was terminated by dismissal or withdrawal with or without prejudice.

3.       Exceptions

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EXHIBIT 10.35

         3.1 No indemnification shall be provided an Indemnitee with respect to any claim, issue or matter to the extent that Indemnitee has been adjudicated not to have acted in good faith and in a manner which the Indemnitee believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified herein.

         3.2 If neither a Change in Control of Cronos nor Employer has occurred, no indemnification shall be provided to an Indemnitee to the extent that, within 60 days of the receipt by the Company of a request for indemnification, Indemnitee has been determined (after investigation) by (a) the Board of Directors of the Company by majority vote of a quorum of Disinterested Directors, or (b) if such a quorum is not obtainable, or if directed by majority vote of a quorum of Disinterested Directors, Independent Counsel (selected by majority vote of the Disinterested Directors or, if none, by majority vote of the Board of Directors) in a written opinion, not to have acted in good faith and in a manner which the Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         3.3. If a Change in Control of Cronos or Employer has occurred, no indemnification shall be provided an Indemnitee to the extent that, within 60 days of the receipt by the Company of a request for indemnification, Indemnitee has been determined (after investigation) by (a) the Independent Counsel specified by Indemnitee in the request for indemnification or (b) if no such specification is made, by a person, persons or entity who would be entitled to make such a

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determination pursuant to Section 3.2 if a Change in Control of Cronos or
Employer had not occurred, not to have acted in good faith and in a manner which the Indemnitee believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A person, persons or entity making a determination pursuant to this Section 3.3 shall presume that Indemnitee acted so as to be entitled to indemnification, and the Company shall have the burden of proof in overcoming that presumption.

         3.4 Indemnitee shall cooperate with any person, persons or entity making an investigation pursuant to Section 3.2 or 3.3 to the extent reasonably requested. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

4.       Remedies of Indemnitee

         4.1 In the event that (i) a determination is made that Indemnitee is not entitled to indemnification under this Agreement, (ii) a required advancement of Expenses is not timely made, or (iii) payment of any required indemnification is not timely made within the 60-day period prescribed in Sections 3.2 and 3.3, Indemnitee shall be entitled to seek an award in arbitration before the International Chamber of Commerce, if Indemnitee is resident other than in the United States, or before JAMS, San Francisco, California, if Indemnitee is resident in the United States. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any such arbitration shall be conducted in accordance with the rules and procedures of the arbitral forum. Indemnitee shall commence a proceeding

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EXHIBIT 10.35

seeking such an adjudication or an award in arbitration within 270 days following the date on which Indemnitee first has knowledge of his or her right to commence such proceeding. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration, and the Company shall not contest the jurisdiction over it of any of the aforesaid arbitral forums in any proceeding brought by an Indemnitee under this Agreement.

         4.2 In the event that a determination shall have been made pursuant to this Agreement that Indemnitee is not entitled to indemnification, any such arbitration shall be conducted in all respects de novo, on the merits, and Indemnitee shall not be prejudiced by reason of such adverse determination. If a Change in Control of Cronos or Employer shall have occurred, in any such arbitration the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, notwithstanding such adverse determination.

         4.3 The Company shall be precluded from asserting in any arbitration or judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate before any such arbitrator in any such court or that the Company is bound by all the provisions of this Agreement.

         4.4 In the event that Indemnitee seeks an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses) actually and reasonably incurred by him or her in such arbitration, if he or she prevails therein or if such recovery is ordered by the arbitrator. If it shall be determined in such arbitration that Indemnitee is entitled

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EXHIBIT 10.35

to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such arbitration shall be appropriately pro-rated.

5. Security. To the extent requested by the Indemnitee and approved by the Company's Board of Directors, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank letter of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

6. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or executive officers of the Company (or fiduciaries of any other enterprise), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director or executive officer (or fiduciary) under such policy or policies, whether or not Indemnitee is still a director or executive officer of the Company. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

7.       Definitions.

         7.1      "Change in Control" means:

(a) With respect to The Cronos Group ("Cronos"), a societe anonyme holding organized under the laws of Luxembourg and the ultimate parent company of Employer, a change in control of Cronos of a nature that would be required to be

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EXHIBIT 10.35

reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not Cronos is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "Person" (as such term is used in Section 13(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Cronos representing 20% or more of the combined voting power of Cronos then outstanding securities without the prior approval of at least two thirds of the members of the Board of Directors of Cronos in office immediately prior to such person attaining such percentage interest; (ii) Cronos is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors of Cronos in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Cronos (including for this purpose any new director whose election or nomination for election by Cronos' shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors. Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if any Person becomes the "beneficial owner" of 20% or more of the outstanding common shares of Cronos as a result of a reduction in the number of common shares outstanding due to the repurchase or reacquisition of common shares by Cronos unless and until such Person becomes a beneficial owner of any additional common shares of Cronos, in which event a Change in Control shall be deemed to have occurred for the purposes of this Agreement. In addition, the fact that the "Blavin Parties" (as referred to in Cronos' Proxy Statement, dated April 26, 2002, pages 25-26) are the record owners of 20.8% of

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EXHIBIT 10.35

the outstanding common shares of Cronos shall not be deemed to have effected a "Change in Control" of Cronos unless and until the Blavin Parties become the beneficial owners of additional common shares of Cronos, in which event a Change in Control shall be deemed to have occurred for the purposes of this Agreement; and

(b) With respect to Employer, a Change in Control shall be deemed to have occurred if (i) any "Person" (as such term is used in Section 13(d) of the Act), other than C G Finance Netherlands BV ("CGF"), a company organized under the laws of The Netherlands and the sole shareholder of Employer, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Employer representing more than 50% of the combined voting power of Employer's then outstanding securities without the prior approval of at least two thirds of the members of the Board of Directors of Employer in office immediately prior to such person attaining such percentage interest; (ii) any "Person" (as such term is used in Section 13(d) of the Act), other than Cronos Management NV ("CMN"), a company organized under the laws of The Netherlands and the sole shareholder of CGF, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of CGF representing more than 50% of the combined voting power of CGF's then outstanding securities without the prior approval of at least two thirds of the members of the Board of Directors of CGF in office immediately prior to such person attaining such percentage interest; (iii) Employer is a party to a merger, consolidation, sale of assets or other reorganization as a consequence of which CGF, CMN and/or Cronos does not control the entity surviving after such transaction or event; (iv) CGF is a party to a merger, consolidation, sale of assets or other reorganization as a consequence of which CMN and/or Cronos does not control the entity surviving such transaction or event; or (iv) CMN is a party to a

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EXHIBIT 10.35

merger, consolidation, sale of assets or other reorganization as a consequence of which Cronos does not control the entity surviving such transaction or event.

         7.2 "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by lndemnitee.

         7.3 "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, appearing as a witness in, preparing to prosecute or defend or appear as a witness in, or investigating a Proceeding.

         7.4 "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or lndemnitee in any action to determine lndemnitee's rights under this Agreement.

         7.5 "Proceeding" means any pending, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative in which Indemnitee is or may be involved as a witness, respondent, or defendant by reason of being, having been or having agreed to become a director or executive officer of the Company, or, at the request

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EXHIBIT 10.35

of the Company, being, having been or having agreed to become a director, officer or fiduciary of any other entity or enterprise.

8.       General.

         8.1 The rights provided by this Agreement shall not be exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's articles of association, any other agreement, a vote of stockholders, or otherwise.

         8.2 The indemnification provided to the Indemnitee by this Agreement shall be effective as of the date of first employment by the Company of Indemnitee and shall terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company, or as a fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights hereunder and of any proceeding commenced by Indemnitee relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.

         8.3 In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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EXHIBIT 10.33

         8.4 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  8.5 No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

              8.6 Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder.

              8.7 All notices, requests, demands and other communications hereunder shall be in writing and shall have been duly given if (i) actually received, or (ii) mailed by certified or registered mail, postage prepaid, on the third business day after the date on which it is so mailed.

              8.8 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United Kingdom.

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EXHIBIT 10.35

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                                     CRONOS CONTAINERS S.R.L.

                                                     By /s/ PETER J. YOUNGER

                                                     ---------------------------

                                                        Peter J. Younger

                                                     Its  Director

                                                     And
                                                     By /s/ DENNIS J. TIETZ

                                                     ---------------------------

                                                        Dennis J. Tietz

                                                     Its  Director

                                                     INDEMNITEE

                                                     By /s/ N. SCIACOVELLI

                                                     ---------------------------

                                                     N. Sciacovelli

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